                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material under Section 240.14a-12

                             First Busey Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-b(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  ______________________________________________________________

         (2)      Aggregate number of securities to which transaction applies:

                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ______________________________________________________________

         4)       Proposed maximum aggregate value of transaction:

                  ______________________________________________________________

         5)       Total fee paid:

                  ______________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ______________________________________________________________

         2)       Form, Schedule or Registration Statement No.:

                  ______________________________________________________________

         3)       Filing Party:

                  ______________________________________________________________

         4)       Date Filed:

                  ______________________________________________________________

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556

                                 March 19, 2003

Dear Stockholder:

         The Annual Meeting of Stockholders of First Busey Corporation will be held on Tuesday, April 22, 2003, at the Urbana Golf and Country Club, 100 E. Country Club Road, Urbana, Illinois. The Annual Meeting will begin at 7:00 p.m. At this Annual Meeting you will be asked:

         1. To elect 14 directors of the Company to serve until the 2004 Annual Meeting or until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Each of the nominees for director is identified in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" the election of the nominees for directors named in the accompanying Proxy Statement.

         It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience.

                                                          Kindest regards,

                                                          Douglas C. Mills
                                                          Chairman of the Board

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 22, 2003

To the Stockholders of
First Busey Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at the Urbana Golf and Country Club, 100 E. Country Club Road, Urbana, Illinois, on Tuesday, April 22, 2003, at 7:00 p.m. for the following purposes:

         1. To elect 14 directors of the Company to serve until the 2004 Annual Meeting or until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Only stockholders of record at the close of business on February 21, 2003 shall be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope.

                                          By order of the Board of Directors,

                                          Barbara J. Kuhl
                                          President and Chief Operating Officer,
                                          Corporate Secretary and Treasurer

Urbana, Illinois
March 19, 2003

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556

                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation for use at the Annual Meeting of Stockholders. The Board has fixed the close of business on February 21, 2003, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 13,635,620 shares of Common Stock, without par value.

         The Company's Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 2002, accompanies this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 19, 2003.

VOTING

         General. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions on the proxies. If there are no such instructions, the shares will be voted "FOR" the election of the nominees for directors named in this Proxy Statement. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board's recommendations on any other matters which may come before the Annual Meeting.

         In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the 14 nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election.

         Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock "FOR" the election of the nominees for directors named in this Proxy Statement. As of February 21, 2003, these individuals beneficially owned an aggregate of 4,696,284 shares, or approximately 34.44% of the Common Stock outstanding.

REVOCABILITY OF PROXIES

         Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

         The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

                              ELECTION OF DIRECTORS

         The 14 nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified. All nominees are current members of the Company's Board of Directors.

         It is intended that the proxies received in response to this solicitation will be voted for the election of the 14 persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

         Set forth below is certain biographical information concerning each nominee for director, including principal occupation and age as of February 21, 2003, the record date for the Annual Meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last 5 years.

JOSEPH M. AMBROSE
Director since: 1993
Age: 45
Mr. Ambrose has served as Executive Vice President of AFNI, Inc., Bloomington, Illinois since January 1999. Prior to that, Mr. Ambrose was an attorney with the firm Hinshaw & Culbertson, Bloomington, Illinois.

SAMUAL P. BANKS
Director since: 1996
Age: 48
Mr. Banks is President and Chief Executive Officer of Cunningham Children's Home, Urbana, Illinois. Mr. Banks has been associated with Cunningham Children's Home since 1982.

T. O. DAWSON
Director since: 1995
Age: 62
Mr. Dawson is a retired Senior Vice President of Acordia, Inc., Champaign, Illinois. Prior to being named Senior Vice President of Acordia in 1999, Mr. Dawson was a partner in the firm of Insurance Risk Managers, Ltd., Champaign, Illinois, which was acquired by Acordia.

VICTOR F. FELDMAN
Director since: 1996
Age: 67
Dr. Feldman is an ophthalmologist at Christie Clinic, Champaign, Illinois. Dr. Feldman has been associated with Christie Clinic since 1967.

KENNETH M. HENDREN
Director since: 1996
Age: 56
Mr. Hendren is a self-employed farmer in LeRoy, Illinois.

E. PHILLIPS KNOX
Director since: 1980
Age: 56
Mr. Knox is an attorney with the firm Tummelson Bryan & Knox, Urbana, Illinois.

BARBARA J. KUHL
Director since: 2001
Age:  52
Mrs. Kuhl has served as President and Chief Operating Officer of First Busey Corporation since November 2000. Previously, Mrs. Kuhl served in various management capacities since joining Busey Bank in 1974. Mrs. Kuhl is married to
P. David Kuhl, a director.

P. DAVID KUHL
Director since: 1996
Age: 53
Mr. Kuhl has served as Chairman of the Board and Chief Executive Officer of Busey Bank since January 2003. Prior to being named Chairman of the Board, Mr. Kuhl served as President and Chief Executive Officer of Busey Bank from June of 1991. Prior to that, Mr. Kuhl served in various management capacities since joining Busey Bank in 1979. Mr. Kuhl has served on the Board of Directors of Busey Bank since 1991. Mr. Kuhl is married to Barbara J. Kuhl, a director.

V. B. LEISTER, JR.
Director since: 1996
Age: 57
Mr. Leister is Vice President & Treasurer of Carter's Furniture Inc., Urbana, Illinois.

DOUGLAS C. MILLS
Director since: 1980
Age: 62
Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board. Mr. Mills is married to Linda M. Mills, a director.

LINDA M. MILLS
Director since: 1996
Age: 62
Mrs. Mills is active with various charitable organizations and previously served as Chairman of the Board of Busey Travel, Champaign, Illinois. Mrs. Mills is married to Douglas C. Mills, a director.

DAVID C. THIES
Director since: 1996
Age: 47
Mr. Thies is an attorney with the law firm of Webber & Thies, P.C., Urbana, Illinois.

EDWIN A. SCHARLAU II
Director since: 1984
Age: 58
Mr. Scharlau has served as Chairman of the Board of Busey Investment Group, Inc. since January 2001 and First Busey Securities, Inc., since June 1994. Mr. Scharlau also serves as Vice-Chairman of the Board of First Busey Corporation, a position he was appointed to effective January 2003. Mr. Scharlau also served as Chairman of the Board of Busey Bank from June 1991 to January 2003. Mr. Scharlau has been associated with Busey Bank since 1964.

ARTHUR R. WYATT
Director since: 1995
Age: 75
Mr. Wyatt is a retired Professor of Accounting at the University of Illinois-Urbana.

         During 2002, the Board held 12 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 2002.

         The Board of Directors of the Company has established the following committees, among others, to assist in the discharge of its responsibilities.

         The Executive Management Compensation and Succession Committee met three times in 2002. Members of the Compensation Committee are Messrs. Wyatt (Chairman), Feldman and Knox.

         In February 2003, the Nominating & Corporate Governance Committee of the Board of Directors was formed and its governing charter was adopted (attached to this Proxy Statement as Annex A). The Nominating & Corporate Governance Committee members are Messrs. Wyatt (Chairman) and Ambrose. The responsibilities of the Nominating & Corporate Governance Committee include the nomination of individuals as members of the Board of Directors and the implementation and maintenance of corporate governance procedures. Since this committee was not established until after the slate of directors for the 2003 Annual Meeting was established, the Board of Directors, as a whole, performed the function of nominating members for the Board.

         The Audit Committee met six times in 2002. Members of the Audit Committee are Messrs. Ambrose (Chairman), Hendren, Leister, and Wyatt. Mr. Thies was replaced by Mr. Leister on the Audit Committee in August 2002. The Audit Committee has at least one audit committee financial expert, Mr. Wyatt. Mr. Wyatt is independent from management of the Company. The function of the Audit Committee and its activities during 2002 are described in detail under the heading Report of the Audit Committee.

         The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by the Company's accountants, McGladrey & Pullen, LLP and RSM McGladrey, Inc., to the Company or any of its affiliates. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Ambrose. In 2002, the Audit Committee pre-approved services to be rendered by McGladrey & Pullen, LLP in connection with the Company's audit and the audits of the Company's Employees' Stock Ownership Plan and Profit Sharing Plan & Trust.

         Fees paid to McGladrey & Pullen, LLP and RSM McGladrey, Inc. for services rendered in 2002 are as follows:

--------------------------------------------------
    FEES                2002       % OF TOTAL FEES
--------------------------------------------------
Audit                $  109,220          67.2%
--------------------------------------------------
Audit-related            29,100          17.9%
--------------------------------------------------
Tax                      23,343          14.4%
--------------------------------------------------
All other                   844              *
--------------------------------------------------
Total                $  162,507
--------------------------------------------------
* less than 1%
--------------------------------------------------

         Services rendered in 2002 in connection with "audit-related" fees were the audits of the Company's employee benefit plans, flexible benefits plan and compliance with Uniform Single Attestation Program for Mortgage Bankers. Services rendered in 2002 in connection with "tax" fees were preparation of consolidated corporate tax return and corporate income tax planning. Services rendered in 2002 in connection with "all other" fees were general consulting. The Company did not retain McGladrey for the rendering of any financial information design-related services in 2002.

         The Company has not selected an independent auditor for the fiscal year ending December 31, 2003 because the Audit Committee is currently engaged in the process of evaluating qualified independent auditor candidates. For the fiscal year ending December 31, 2002, the Board of Directors appointed McGladrey & Pullen, LLP as independent auditors for the Company. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         In addition to the committees of the Board of Directors described above, our non-employee directors met two times in executive session in 2002 and expect to meet periodically in executive session in 2003. Mr. Wyatt, Chairman of the Nominating & Corporate Governance Committee, will preside at these executive sessions.

         During 2002, non-employee directors of the Company received a cash retainer of $7,500. Directors who are also employees of the Company or any of its subsidiaries received no additional compensation for attending Board of Directors' meetings.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year, the Committee met six times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release. The Committee also recommended a revised charter, which the Board of Directors adopted. The Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Annex B.

         In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

         The Committee discussed and reviewed with the independent auditors all communications required by auditing standards, generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

         The Committee reviewed the consolidated audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

         Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                    AUDIT COMMITTEE
                                                    Joseph M. Ambrose (Chairman)
                                                    Kenneth M. Hendren
                                                    V. B. Leister
                                                    Arthur R. Wyatt

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 21, 2003 by all directors and director nominees, by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

         The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 21, 2003 through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

                                                                  Common Stock Beneficially Owned
                                                    -------------------------------------------------------------
                                                    Number of Shares         Right to             Percent of
Name and Address of Beneficial Owner                     Owned              Acquire (1)        Outstanding Shares
------------------------------------                     -----              -----------        ------------------
Douglas C. Mills (2)                                    2,795,583             46,000                20.72%
201 E. Main Street
Urbana, Illinois 61801

Linda M. Mills (3)                                        725,200              9,000                 5.38%
2123 Seaton Court
Champaign, Illinois 61821

A. Barclay Klingel, Jr. (4)                               833,158                  0                 6.11%
Joseph M. Ambrose                                          31,360              9,000                  .30%
Samuel P. Banks                                             5,264              9,000                  .10%
T. O. Dawson                                               89,726              9,000                  .72%
Victor F. Feldman                                          72,544                  0                  .53%
Kenneth M. Hendren                                        144,238              9,000                 1.12%
E. Phillips Knox                                          200,020              9,000                 1.53%
Barbara J. Kuhl  (5)                                       83,449             11,500                  .70%
P. David Kuhl (6)                                          88,410             35,000                  .90%
V. B. Leister, Jr.                                         21,248              9,000                  .22%
Edwin A. Scharlau II                                      370,414             35,000                 2.97%
David C. Thies                                              3,950                  0                  .03%
Arthur R. Wyatt                                            64,878              9,000                  .54%

All directors and executive officers as a group         4,696,284            199,500                35.39%
(14 persons)

------------------------------------
(1) Shares that can be acquired through stock options available for exercise within 60 days of February 21, 2003.

(2) Includes 670,002 shares held by the Martin A. Klingel Estate for which Mr. Mills shares voting and dispositive powers with A. Barclay Klingel, Jr. Excludes 725,200 shares of common stock beneficially owned by Linda
         M. Mills, Mr. Mills' spouse. Includes 21,242 shares of common stock owned by Busey Mills Foundation and 1,000,000 shares of common stock owned by Mills Investment LP.

(3)      Excludes 2,795,583 shares of common stock beneficially owned by Douglas
         C. Mills, Mrs. Mills' spouse. Includes 10,000 shares of common stock owned by Mills Family Foundation and 30,000 shares of common stock owned by Mills Family Trust.

(4) Includes 670,002 shares held by the Martin A. Klingel Estate for which Mr. Klingel shares voting and dispositive powers with Douglas C. Mills. Also includes 108,000 shares held in the Klingel Insurance Trust, for which Mr. Klingel acts as sole trustee.

(5) Excludes 88,410 shares of common stock beneficially owned by P. David Kuhl, Mrs. Kuhl's spouse.

(6) Excludes 83,449 shares of common stock beneficially owned by Barbara J. Kuhl, Mr. Kuhl's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Commission, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2002 its executive officers and directors complied with all
Section 16(a) filing requirements except for Mrs. Kuhl who was delinquent in reporting one disposition transaction. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Company's Chief Executive Officer and the other executive officers of the Company earning at least $100,000 in 2002.

                           SUMMARY COMPENSATION TABLE

                                                                       Restricted Stock  Securities Underlying       All Other
 Name and Principal Positions           Year  Salary($)  Bonus ($)(1)      Awards ($)       Options/SARS (#)    Compensation ($) (2)
 ----------------------------           ----  ---------  ------------      ----------       ----------------    --------------------
Douglas C. Mills                        2002   100,000      140,000             0                30,000                83,281
Chairman of the Board and Chief         2001   105,000      140,005             0                15,000                48,241
Executive Officer                       2000   100,000      121,813         1,994                15,000                77,016

Edwin A. Scharlau II                    2002   140,000       80,000             0                20,000                63,712
Chairman of the Board of Busey          2001   140,000       76,008             0                 7,500                11,648
Investment Group                        2000   140,000       81,450         1,994                 7,500                10,068

P. David Kuhl                           2002   140,000       80,000             0                20,000                63,751
Chairman of the Board and Chief         2001   140,000       79,991             0                 7,500                11,617
Executive Officer of Busey Bank         2000   140,000       81,450         1,994                 7,500                10,047

Barbara J. Kuhl                         2002   100,000       80,000             0                20,000                60,019
President, Corporate Secretary,         2001   100,000       79,991             0                 7,500                10,993
Treasurer and Chief Operating Officer   2000    80,000       62,875         1,994                 -0-                   7,512

---------------------------------
(1) Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl received 694, 377, 396 and 396 shares of Common Stock, respectively, under the 2001 Management and Associate Dividend Program. The shares were valued at the closing price on November 20, 2001, the date the award was approved by the Board. The stock values included for Mr. Mills, Mr. Scharlau, Mr. Kuhl and Ms. Kuhl were $14,005 , $7,608, $7,991 and $7,991, respectively.

(2)      The amounts disclosed in this column for 2002 include:

         Company contributions of $6,583, $10,655, $10,729 and $8,078 under the First Busey Corporation Profit Sharing Plan & Trust, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl, respectively.

         Discretionary company contributions of $1,058, $1,713, $1,725 and $1,299, under the First Busey Corporation Employee Stock Ownership Plan, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl, respectively.

         Company match of $50,000 on behalf of each individual under the First Busey Corporation Deferred Compensation Plan for Executives. Interest was also paid by the Company at a rate of 9.56%. The interest paid to Mr. Mills was $1,221 and to Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl the interest paid was $642.

         Compensation value of split-dollar life insurance policies on Mr. Mills in the amount of $24,419. The Company will be reimbursed for those premiums paid on the policies, without interest, from the proceeds of the policies. Mr. Mills currently has two $10,000,000 split-dollar life insurance policies. The first policy was acquired in 1992 and the second policy was acquired in 2000. Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl in 1994. For 2002, $702 and $655, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                                Individual Grants                                        Appreciation for Option Term
---------------------------------------------------------------------------------    --------------------------------------
                            Number of Securities     % of Total
                                Underlying         Options Granted    Exercise or
                              Options/SAR's        to Employees in    Base Price      Expiration
           Name                Granted (#)           Fiscal Year       ($/Share)         Date        5%($)        10%($)
--------------------------  --------------------  ------------------  -----------     -----------  ---------    -----------
Douglas C. Mills                  30,000                  13%          $  21.839       12/16/10    $ 366,934    $ 827,765

Edwin A. Scharlau II              20,000                   9%          $  21.839       12/16/10    $ 244,622    $ 551,843

P. David Kuhl                     20,000                   9%          $  21.839       12/16/10    $ 244,622    $ 551,843

Barbara J. Kuhl                   20,000                   9%          $  21.839       12/16/10    $ 244,622    $ 551,843

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

         The following table provides information on option exercises in fiscal 2002 by the named executive officers and the value of such officers' unexercised options at December 31, 2002.

                                                                   Number of Securities
                                                                  Underlying Unexercised         Value of Unexercised In-the-
                                                                    Options/SARs at                Money Options/SARs at
                                                                    December 31, 2002(#)          December 31, 2002 ($) (1)
                                                                  ---------------------------------------------------------------
                                   Shares
                                 Acquired on          Value
           Name                  Exercise (#)       Realized ($)   Exercisable    Unexercisable  Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Douglas C. Mills                       0                 0            46,000         34,642        297,618       65,921

Edwin A. Scharlau II                   0                 0            35,000         24,700        218,769       54,077

P. David Kuhl                          0                 0            35,000         24,700        218,769       54,077

Barbara J. Kuhl                        0                 0            11,500         24,400         82,608       52,184

(1) Based on the closing price of Common Stock of $23.06 as quoted on the Nasdaq National Market on December 31, 2002.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based to all executive officers.

         In the past, there have been three main components to the executive officers' compensation package: salary, cash bonus and stock awards. It is the intention of the Committee that compensation be set in such a manner as to be competitive to attract, retain and motivate its management team. The Committee also believes that stock ownership by its executive officers assists in aligning the executive officers' interests with those of the Company's stockholders. In April 2002, the Compensation Committee recommended and the Board of Directors approved the Management and Associate Dividend Program, or the "MAD program." Under the MAD program, the Board of Directors set four targeted levels for "diluted earnings per share" for the Company for 2002. These levels were $1.27, $1.28, $1.29, and $1.30. Based on the level of achievement of earnings per share, the officer or associate would receive a dividend of a predetermined percentage of their salary. If the minimum level was not reached, there would be no dividend paid under the MAD program. If the top level was exceeded, the dividend would not be increased. The goal of the MAD program is to heighten awareness of the Company's earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term "dividend" was used to indicate that this award was granted at the discretion of the Board of Directors and would be based annually on the achievement of earnings per share, similar to the dividend paid to the Company's stockholders. Under this program, the Board hopes to further enhance the alignment of the staff's efforts with those of the Company's stockholders. Stock Options were also granted in April 2002 as part of the compensation package to Senior Vice Presidents and above. A total of 229,000 shares were awarded with Mr. Mills receiving 30,000, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl each received 20,000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Base Salary/MAD Program. Mr. Mills' 2002 base salary was set at $100,000, representing a 5% decrease from his base salary of $105,000 for 2001. The Committee determined that under the MAD program, if the level of earnings per share set by the Board was achieved, $1.27, $1.28, $1.29, or $1.30, Mr. Mills' dividend would be $110,000, $120,000, $130,000, or $140,000, respectively. Though Mr. Mills base salary was decreased, his potential MAD compensation was increased. Based on the Company's achievement of earnings per share of $1.31, Mr. Mills received the maximum cash dividend of $140,000.

         Stock Options. The granting of stock options by the Committee is designed to retain and motivate the management team as well as align executive officers' financial interest with stockholder value. The number of stock options granted to an executive officer and other officers is determined by the Committee and approved by the Board. Grants of stock options are intended to recognize different levels of contribution to the achievement of the Company's annual corporate goals as well as different levels of responsibility and experience. All stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of grant. On April 16, 2002, stock options representing 229,000 shares were granted to officers and directors of the Company. Mr. Mills received a stock option for 30,000 shares.

                                              COMPENSATION COMMITTEE
                                              Arthur R. Wyatt (Chairman)
                                              Victor F. Feldman
                                              E. Phillips Knox

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included below shall not be incorporated by reference into any such filings.

                               COMPANY PERFORMANCE

         The following table compares the Company's performance, as measured by the change in price of Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index- United States and the SNL-Midwestern Banks Index for the five years ended December 31, 2002.

                             FIRST BUSEY CORPORATION
                             Stock Price Performance

                        [TOTAL RETURN PERFORMANCE CHART]

                                                              PERIOD ENDING
                                                              -------------
INDEX                                          12/31/98    12/31/99     12/31/00    12/31/01    12/31/02
-----                                          --------    --------     --------    --------    --------
First Busey Corporation                         135.90      172.17       155.45      171.80      189.65
NASDAQ - Total US*                              140.99      261.48       157.42      124.89       86.33
SNL Midwest Bank Index                          106.37       83.57       101.20      103.43       99.77

         The Banks in the Custom Peer Group -- SNL-Midwestern Banks Index -- represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Knox, a director of the Company, is an attorney with Tummelson Bryan & Knox, Urbana, Illinois, and provided legal and certain consulting services to the Company during fiscal 2002. The dollar amount of the fees paid to Tummelson Bryan & Knox by the Company during the 2002 fiscal year was $147,389.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's banking subsidiaries have, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and holders of 5% or more of the Company's Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. At December 31, 2002, these persons and companies were indebted to the Company's banking subsidiaries for loans totaling approximately $4.55 million representing 3.95% of total stockholders' equity. In addition to these loans, the Company's banking subsidiaries make loans to officers of the Company's subsidiaries who are not executive officers of First Busey.

                                 OTHER BUSINESS

         So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                              STOCKHOLDER PROPOSALS

         If a stockholder intends to present a proposal at the Company's 2004 Annual Meeting and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than November 15, 2003. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2004 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than January 29, 2004. Even if proper notice is received on or prior to January 29, 2004, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

                                          By order of the Board of Directors,

                                          Barbara J. Kuhl
                                          President and Chief Operating Officer,
                                          Corporate Secretary and Treasurer

March 19, 2003

                                                                         ANNEX A
                             FIRST BUSEY CORPORATION
               NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

         The Nominating & Corporate Governance Committee shall (1) identify individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders; and
(2) develop and recommend to the Board Corporate Governance Guidelines applicable to the Company.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE COMPOSITION AND MEETINGS

         The Nominating & Corporate Governance Committee shall consist of no fewer than two directors. Each member of the Nominating & Corporate Governance Committee shall satisfy the independence requirements of The Nasdaq National Market. The Board shall appoint the Chair and the other members of the Nominating & Corporate Governance Committee annually. The members of the Nominating & Corporate Governance Committee shall serve until their successors are appointed and qualify. The Board shall have the power at any time to change the membership of the Nominating & Corporate Governance Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence requirements established by the Nasdaq.

         The Chair shall be responsible for leadership of the Nominating & Corporate Governance Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Chair is not present at a meeting, the members of the Nominating & Corporate Governance Committee may designate a Chair. The Nominating & Corporate Governance Committee shall meet at least once each year and hold such other meetings from time to time as may be called by its Chair, the Chief Executive Officer ("CEO") or any two members of the Committee. Meetings may also be held telephonically or actions may be taken by unanimous written consent. A majority of the members of the Nominating & Corporate Governance Committee shall constitute a quorum of the Committee. The vote of a majority of the members of the full Nominating & Corporate Governance Committee shall be the act of the Committee. Except as expressly provided in the Charter or the By-laws of the Company or as required by law, regulations or Nasdaq listing standards, the Nominating & Corporate Governance Committee shall fix its own rules of procedure.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE AUTHORITY, DUTIES AND
RESPONSIBILITIES

         1. The Nominating & Corporate Governance Committee shall develop qualification criteria for Board members, and search for, interview and screen individuals qualified to become Board members for recommendation to the Board and consider stockholders' recommendations for director candidates, all in accordance with the Corporate Governance Guidelines.

         2. The Nominating & Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Nominating & Corporate Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

         3. The Nominating & Corporate Governance Committee shall recommend to the Board the membership of the committees of the Board.

         4. The Nominating & Corporate Governance Committee shall oversee the evaluation of the performance of incumbent directors and determine whether to recommend them for re-election to the Board.

         5. The Nominating & Corporate Governance Committee shall oversee the evaluation of the executive officers of the Company and make recommendations to the Board as appropriate.

         6. The Nominating & Corporate Governance Committee shall initiate and oversee a periodic evaluation of (i) the quality, sufficiency and timeliness of information furnished by management to the directors in connection with Board and committee meetings and other activities of the directors, (ii) the composition, organization (including its committee structure, membership and leadership) and practices of the Board, (iii) tenure and other policies related to the directors' service on the Board, and (iv) corporate governance matters generally; and recommend action to the Board where appropriate.

         7. The Nominating & Corporate Governance Committee shall monitor the orientation and training needs of directors and recommend action to the Board, individual directors and management where appropriate.

         8. The Nominating & Corporate Governance Committee shall review periodically with the Company's outside securities counsel, in light of changing conditions, new legislation and other developments, the Company's Code of Ethics, and make recommendations to the Board for such changes to or waivers of the Code of Ethics as the Committee shall deem appropriate. The Nominating & Corporate Governance Committee shall review whether the Company's Code of Ethics has been communicated by the Company to all key employees of the Company with a direction that all such key employees certify that they have read, understand and are not aware of any violations of the Code of Ethics.

         9. The Nominating & Corporate Governance Committee shall review and reassess at least annually the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

         10. The Nominating & Corporate Governance Committee shall report its actions and any recommendations to the Board after each Committee meeting.

         11. The Nominating & Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         12. The Nominating & Corporate Governance Committee shall annually review its own performance.

         13. The Nominating & Corporate Governance Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

                                                                         ANNEX B

                  FIRST BUSEY CORPORATION AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board and has sole responsibility for
(1) monitoring the integrity of the financial statements of the Company; (2) oversight of the Company's internal and external auditors; (3) resolution of disagreements between management and the auditors regarding financial reporting; and (4) the determination of the independence of the external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and the national securities exchanges upon which the Company's common stock is listed and trading, if any. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review analyses prepared by management and the external auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and, the external auditor, the Company's quarterly financial statements prior to the release of quarterly earnings and subsequent filing of such release with the Securities and Exchange Commission.

5. Meet periodically, as necessary, with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the external auditor, internal auditor or management.

7. Direct the appointment of the external auditor, which firm is ultimately accountable to the Audit Committee.

8. Review management's internal control report prior to its inclusion in the Company's annual report, which addresses the effectiveness of the Company's internal controls and procedures for purposes of financial reporting.

9. Review pertinent documentation relating to certificates of chief executive officer and chief financial officer of the Company required under the Sarbanes-Oxley Act of 2002 and rules of the Securities and Exchange Commission formulated thereunder, including internal control disclosure.

10.      Approve the fees to be paid to the external auditor.

11. Receive periodic reports from the external auditor regarding the auditor's independence, discuss such reports with the auditor, and take appropriate action to satisfy itself of the independence of the auditor.

12. Evaluate the performance of the external auditor and, if so determined, replace the external auditor.

13. Review the appointment and replacement of the senior internal auditing executive.

14. Review the significant reports to management prepared by the internal auditing department and management's responses.

15. Meet with the external auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the external auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

17. Obtain reports from management, the Company's senior internal auditing executive and the external auditor that the Company's subsidiary affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

19. Review with the external auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         (b) Any changes required in the planned scope of the internal audit.

         (c) The internal audit department responsibilities, budget and staffing.

         (d) Any disagreements between management and the external auditors, which disagreements shall be resolved by the Audit Committee.

20. Issue the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

21. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

22. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

23. Meet periodically, as necessary, with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

24. Pre-approve all audit and non-audit services to be performed by the Company's external auditors. The responsibilities of pre-approval may be designated to one member of the Audit Committee who, after giving such pre-approval, must report to the full Audit Committee.

25. Review any and all reports issued by the external auditors, with respect to the Company's financial statements and critical accounting policies.

26. Establish reviews and adopt procedures to receive and handle anonymous complaints about accounting, internal accounting controls, or auditor matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

PROXY--FIRST BUSEY CORPORATION

KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned stockholder of First Busey Corporation (the "Company") having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, Tom Brown and Tom Berns, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock without par value ("Common Stock") of the Company standing in my name on its books on February 21, 2003 at the Annual Meeting of Stockholders of the Company, to be held at the Urbana Golf & Country Club, 100 W. Country Club Road, Urbana, Illinois, on April 22, 2003 at 7:00 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. [ ] FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below)

   [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

Joseph M. Ambrose    Linda M. Mills      P. David Kuhl         T. O. Dawson        Edwin A. Scharlau II
V. B. Leister, Jr.   E. Phillips Knox    Victor F. Feldman     Samuel P. Banks     David C. Thies
Douglas C. Mills     Barbara J. Kuhl     Kenneth M. Hendren    Arthur R. Wyatt

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This proxy will be voted as directed, or if no instructions are given, it will be voted "FOR" election of all nominees as Directors of First Busey Corporation. Also, this proxy will be voted at the Annual Meeting in accordance with the Board of Directors' recommendations on any other matters which may come before the Annual Meeting or any postponement or adjournment thereof.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Your vote is important. Any previously submitted proxies will not be used at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign and date this proxy and return it in the enclosed envelope.

                        ________________________________________________________

                        ________________________________________________________
                        Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.